Exhibit 10.7

PROMISSORY NOTE

New York, New York
$520,000,000.00	As of February 17, 2004

FOR VALUE RECEIVED, FIRST STATES INVESTORS 228, LLC, a Delaware limited liability company, having its principal office at c/o American Financial Realty Trust, 1725 The Fairway, Jenkintown, Pennsylvania 19046 (“Borrower”), hereby enters into this promissory note (the “Note”) and unconditionally promises to pay to the order of LEHMAN BROTHERS BANK FSB, a federal stock savings bank, having an address at Brandywine Building, 1000 West Street, Suite 200, Wilmington, Delaware 19801 (“Lender”), as payee, at its office set forth above or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIVE HUNDRED TWENTY MILLION and NO/100 Dollars ($520,000,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (or, if applicable, the Default Rate (as hereinafter defined)), and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (such Loan Agreement, as same may be further amended and restated from time to time, is hereinafter referred to as the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1: PAYMENT TERMS

(A) Borrower agrees to pay the principal sum of this Note and interest on the outstanding principal balance of this Note from time to time outstanding in accordance with this Note and the Loan Agreement. The outstanding principal balance of this Note may only be prepaid in accordance with the Loan Agreement. The outstanding principal balance of this Note, all accrued and unpaid interest thereon and all other amounts due hereunder and under the Mortgage and the other Loan Documents shall be due and payable on the Maturity Date or such other date on which by acceleration or otherwise the principal sum of this Note becomes due and payable in accordance with the Loan Agreement.

(B) Interest on the outstanding principal balance of this Note shall accrue at the Applicable Interest Rate and shall be calculated as set forth in clause (C) below. Monthly installments of the Debt Service Payment Amount shall be paid on each Payment Date commencing on the Payment Date in April, 2004 and on each subsequent monthly Payment Date up to and including the Maturity Date. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. The monthly Debt Service Payment Amount shall be applied by Lender as set forth in the Loan Agreement.

(C) Interest on the outstanding principal balance of this Note shall be calculated by multiplying (i) the actual number of days elapsed in the Interest Period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year by (iii) the outstanding principal balance of this Note.

(D) Each payment by Borrower under this Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 A.M., New York City time on or before the date such payment is due or payable, as applicable, to Lender by deposit to such account as Lender may designate within a reasonable period of time prior to the date such payment is due and payable.

ARTICLE 2: DEFAULT AND ACCELERATION

Except as otherwise provided in the Loan Agreement or in any other Loan Document, the Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (subject to all applicable notice and cure provisions, if any) or if not paid on the Maturity Date or on the happening of any other Event of Default which continues beyond all applicable notice and grace periods.

ARTICLE 3: DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or waived or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Mortgage and the other Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of any Event of Default.

ARTICLE 4: LOAN DOCUMENTS

This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 5: SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness with respect to the Loan to Borrower by Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal (at par) of any and all then outstanding indebtedness with respect to the Loan to Borrower by Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 6: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 7: WAIVERS

Except as otherwise provided in the Loan Agreement, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt under this Note. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership shall not thereby be released from any liability, except as otherwise expressly provided in the Loan Agreement. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder, except as otherwise expressly provided in the Loan Agreement. If Borrower is a limited liability company, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the members thereof, and the term “Borrower,” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company shall not thereby be released from any liability, except as otherwise expressly provided in the Loan Agreement. Nothing in this Article 7 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Mortgage or any other Loan Document.

ARTICLE 8: TRANSFER

Subject to and in accordance with the Loan Agreement, upon the transfer of this Note, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising after the date of transfer, provided that Lender shall retain all rights hereby given to it and obligations hereunder with respect to any liabilities and the collateral not so transferred.

ARTICLE 9: EXCULPATION

The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

ARTICLE 10: GOVERNING LAW

THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND TO THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY, AT THE OPTION OF LENDER, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER

HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

ARTICLE 11: NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 12: TRIAL BY JURY

BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER EACH AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

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IN WITNESS WHEREOF, Borrower has duly executed under seal this Note as of the day and year first above written.

BORROWER:

FIRST STATES INVESTORS 228, LLC, a Delaware limited liability company

By:	/s/ EDWARD J. MATEY JR.

	Name:	Edward J. Matey Jr.
	Title:	Vice President